                                                                    EXHIBIT 99.1
ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 16, 2000, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

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

      TITLE                       NAME AND ADDRESS                AMOUNT OF BENEFICIAL
     OF CLASS                  OF BENEFICIAL HOLDERS              OWNERSHIP (ORIGINAL PRINCIPAL)           % CLASS
----------------               ---------------------              -----------------------------           ----------
    Class A1*       American Express Trust Company                $19,000,000                                7%
                    180 East 5th Street
                    St. Paul, Minnesota  55101

                    Bankers Trust Company                         $79,400,000                               28%
                    c/o BT Services Tennessee Inc.
                    648 Grassmere Park Drive
                    Nashville, Tennessee 37211

                    Deutsche Bank Securities, Inc.                $18,170,000                                7%
                    175 Water Street
                    New York, New York  10038

                    State Street Bank and Trust Company           $15,005,000                              5.4%
                    1776 Heritage Drive
                    Global Corporate Action Unit JAB 5NW
                    No. Quincy, Massachusetts 02171

    Class A2*       Bank of New York                              $59,258,000                               16%
                    925 Patterson Plank Road
                    Secaucus, New Jersey  07094

                    Bankers Trust Company                         $184,100,000                              52%
                    c/o BT Services Tennessee Inc.
                    648 Grassmere Park Drive
                    Nashville, Tennessee  37211

                    Chase Manhattan                               $24,375,000                                7%
                    4 New York Plaza, 13th Floor
                    New York, New York  10004

                    Citibank, N.A.                                $25,000,000                                7%
                    P.O. Box 30576
                    Tampa, Florida  33630-3576

     Class B*       Bank of New York                              $21,450,000                               53%
                    925 Patterson Plank Road
                    Secaucus, New Jersey  07094

                    Chase Manhattan Bank                          $13,000,000                               32%
                    4 New York Plaza, 13th Floor
                    New York, New York  10004

                    UMB Bank, National Association                $5,317,000                                13%
                    P.O. Box 419260
                    Kansas City, Missouri  64141-6260


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


     Class C*       Bank of New York/First Union                  $5,000,000                                12%
                        Safekeeping
                    Dealer Clearance
                    16 Wall Street, 5th Floor
                    New York, New York  10005

                    Boston Safe Deposit and Trust Company         $10,000,000                               25%
                    c/o Mellon Bank N.A.
                    Three Mellon Bank Center,
                    Room 153-3015
                    Pittsburgh, Pennsylvania  15259

                    Chase Manhattan Bank                          $15,000,000                               37%
                    4 New York Plaza, 13th Floor
                    New York, New York  10004

                    Citibank, N.A.                                $10,067,000                               25%
                    P.O. Box 30576
                    Tampa, Florida  33630-3576

     Class D*       Bank of New York                              $7,500,000                                14%
                    925 Patterson Plank road
                    Secaucus, New Jersey  07094

                    Bankers Trust Company                         $7,500,000                                14%
                    c/o BT Services Tennessee Inc.
                    648 Grassmere Park Drive
                    Nashville, Tennessee  37211

                    Chase Manhattan Bank                          $12,500,000                               24%
                    4 New York Plaza, 13th Floor
                    New York, New York  10004

                    Northern Trust Company                        $10,000,000                               19%
                    801 S. Canal C-IN
                    Chicago, Illinois  60607

                    State Street Bank and Trust Company           $4,000,000                                 8%
                    1776 Heritage Drive
                    Global Corporate Action Unit JAB 5NW
                    No. Quincy, Massachusetts  02171

     Class E*       Bank of New York                              $9,020,000                                75%
                    925 Patterson Plank Road
                    Secaucus, New Jersey  67094

                    Chase Manhattan                               $3,000,000                                 25%
                    4 New York Plaza, 13th Floor
                    New York, New York  10004

     Class F*       Bank of New York                              $26,564,000                                70%
                    925 Patterson Plank Road
                    Secaucus, New Jersey  07094

                    Northern Trust Company                        $11,500,000                                30%
                    801 S. Canal C-IN
                    Chicago, Illinois  60607


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

     Class G*       Bank of New York                              $26,043,000                               100%
                    925 Patterson Plank Road
                    Secaucus, New Jersey  07094

     Class H*       Bank of New York                              $4,006,000                                100%
                    925 Patterson Plank Road
                    Secaucus, New Jersey  07094

    Class NR*       Bank of New York                              $24,045,036                               100%
                    925 Patterson Plank Road
                    Secaucus, New Jersey  07094

     Class X*       Bank of New York                              $164,984,243                               21%
                    925 Patterson Plank Road
                    Secaucus, New Jersey  07094

                    Bank of New York/CDC-FP                       $117,845,888                               15%
                    One Wall Street
                    New York, New York  10286

                    Chase Manhattan Bank                          $329,968,485                               41%
                    4 New York Plaza, 13th Floor
                    New York, New York  10004

                    FUNB - Phila. Main                            $188,553,420                               24%
                    123 South Broad Street
                    Philadelphia, Pennsylvania  19109

     Class R1       Boston Mortgage Investments XV1 LLC           -0-                                       100%
                    c/o Crippin Koehler Holding Corporation
                    1440 Chapin Avenue, Suite 310
                    Burlingame, California  94010

     Class R2       Boston Mortgage Investments XV1 LLC           -0-                                       100%
                    c/o Crippin Koehler Holding Corporation
                    1440 Chapin Avenue, Suite 310
                    Burlingame, California  94010

     Class R3       Boston Mortgage Investments XV1 LLC           -0-                                       100%
                    c/o Crippin Koehler Holding Corporation
                    1440 Chapin Avenue, Suite 310
                    Burlingame, California  94010

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*As of March 16, 2000, the security ownership of the referenced class of certificates was registered on the books and records of the Trustee to "Cede & Co.", the Depository Trust Company's nominee. The beneficial ownership of such class disclosed herein is based on a security position listing of the Depository Trust Company as of March 16, 2000.



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